                                  EXHIBIT 1.1
                                  -----------


                        Form of Dealer Manager Agreement
                        --------------------------------

                    WELLS REAL ESTATE INVESTMENT TRUST, INC.
                                     Up To
                                   15,900,000
                             Shares of Common Stock
                                 ($159,000,000)

                     Dealer Manager Distribution Agreement
                             ________________, 1997

Wells Investment Securities, Inc.
3885 Holcomb Bridge Road
Norcross, Georgia 30092

Ladies and Gentlemen:

     Wells Real Estate Investment Trust, Inc., a Maryland corporation (the "Company"), is registering for public sale a maximum of 16,500,000 shares of its common stock, $.01 par value per share, of which amount 600,000 shares are to be sold pursuant to a dealer warrant plan, with the balance of 15,900,000 shares (the "Shares" or the "Stock") to be issued and sold for an aggregate purchase price of $159,000,000. Such Stock is to be sold for a per share cash purchase price of $10.00; and the minimum purchase by any one person shall be 100 Shares (except as otherwise indicated in the Prospectus or in any letter or memorandum from the Company to Wells Investment Securities, Inc. (the "Dealer Manager")). Terms not defined herein shall have the same meaning as in the Prospectus. The Stock is being registered with the SEC (as defined herein) as part of a registration of 16,500,000 shares, of which amount 600,000 will be issued upon the exercise of certain warrants to be issued in connection with the Offering. In connection therewith, the Company hereby agrees with you, the Dealer Manager, as follows:

     1.  Representations and Warranties of the Company
         ---------------------------------------------

     The Company represents and warrants to the Dealer Manager and each dealer with whom the Dealer Manager has entered into or will enter into a Selected Dealer Agreement in the form attached to this Agreement as Exhibit "A" (said dealers being hereinafter called the "Dealers") that:

          1.1 A registration statement with respect to the Company has been prepared by the Company in accordance with applicable requirements of the Securities Act of 1933, as amended (the Securities Act"), and the applicable rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "SEC") promulgated thereunder, covering the Shares. Said registration statement, which includes a preliminary prospectus, was initially filed with the SEC on or about July 25, 1997. Copies of such registration statement and each amendment thereto have been or will be delivered to the Dealer Manager. (The registration statement and prospectus contained therein, as finally amended and revised at the effective date of the registration statement, are respectively hereinafter referred to as the Registration Statement. and the "Prospectus," except that if the Prospectus first filed by the Company pursuant to Rule 424(b) under the Securities Act shall differ from the Prospectus, the term "Prospectus" shall also include the Prospectus filed pursuant to Rule 424(b).)

          1.2 The Company has been duly and validly organized and formed as a corporation under the laws of the state of Maryland, with the power and authority to conduct its business as described in the Prospectus.

          1.3 The Registration Statement and Prospectus comply with the Securities Act and the Rules and Regulations and do not contain any untrue statements of material facts or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading provided, however, that the foregoing provisions of this Section 1.3 will not extend to such statements contained in or omitted from the Registration Statement or Prospectus as are primarily within the knowledge of the Dealer Manager or any of the Dealers and are based upon information furnished by the Dealer Manager in writing to the Company specifically for inclusion therein.

          1.4 The Company intends to use the funds received from the sale of the Shares as set forth in the Prospectus.

          1.5 No consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Company of this Agreement or the issuance and sale by the Company of the Shares, except such as may be required under the Securities Act or applicable state securities laws.

          1.6 There are no actions, suits or proceedings pending or to the knowledge of the Company, threatened against the Company at law or in equity or before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, which will have a material adverse effect on the business or property of the Company.

          1.7 The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Company will not conflict with or constitute a default under any charter, by-law, indenture, mortgage, deed of trust, lease, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 4 of this Agreement may be limited under applicable securities laws.

          1.8 The Company has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in
Section 4 of this Agreement may be limited under applicable securities laws.

          1.9 At the time of the issuance of the Shares, the Shares will have been duly authorized and validly issued, and upon payment therefor, will be fully paid and nonassessable and will conform to the description thereof contained in the Prospectus.

     2.  Covenants of the Company
         ------------------------

     The Company covenants and agrees with the Dealer Manager that:

          2.1 It will, at no expense to the Dealer Manager, furnish the Dealer Manager with such number of printed copies of the Registration Statement, including all amendments and exhibits thereto, as the Dealer Manager may reasonably request. It will similarly furnish to the Dealer Manager and others designated by the Dealer Manager as many copies as the Dealer Manager may reasonably request in connection with the offering of the Shares of: (a) the Prospectus in preliminary and final form and every form of supplemental or amended prospectus; (b) this Agreement; and (c) any other printed sales literature or other materials (provided that the use of said sales literature and other materials has been first approved for use by the Company and all appropriate regulatory agencies).

          2.2 It will furnish such proper information and execute and file such documents as may be necessary for the Company to qualify the Shares for offer and sale under the securities laws of such jurisdictions as the Dealer Manager may reasonably designate and will file and make in each year such statements and reports as may be required. The Company will furnish to the Dealer Manager a copy of such papers filed by the Company in connection with any such qualification.

          2.3 It will: (a) use its best efforts to cause the Registration Statement to become effective; (b) furnish copies of any proposed amendment or supplement of the Registration Statement or Prospectus to the Dealer Manager;
(c) file every amendment or supplement to the Registration Statement or the Prospectus that may be required by the SEC; and (d) if at any time the SEC shall issue any stop order suspending the effectiveness of the Registration Statement, it will use its best efforts to obtain the lifting of such order at the earliest possible time.

          2.4 If at any time when a Prospectus is required to be delivered under the Securities Act any event occurs as a result of which, in the opinion of either the Company or the Dealer Manager, the Prospectus or any other prospectus then in effect would include an untrue statement of a material fact or, in view of the circumstances under which they were made, omit to state any material fact necessary to make the statements therein not misleading, the Company will promptly notify the Dealer Manager thereof (unless the information shall have been received from the Dealer Manager) and will effect the preparation of an amended or supplemental prospectus which will correct such statement or omission. The Company will then promptly prepare such amended or supplemental prospectus or prospectuses as may be necessary to comply with the requirements of Section 10 of the Securities Act.

     3.  Obligations and Compensation of Dealer Manager
         ----------------------------------------------

          3.1 The Company hereby appoints the Dealer Manager as its agent and principal distributor for the purpose of selling for cash up to a maximum of 16,125,000 Shares through Dealers, all of whom shall be members of the National Association of Securities Dealers, Inc. (NASD). The Dealer Manager may also sell Shares for cash directly to its own clients and customers at the public offering price and subject to the terms and conditions stated in the Prospectus. The Dealer Manager hereby accepts such agency and distributorship and agrees to use its best efforts to sell the Shares on said terms and conditions. The Dealer Manager represents to the Company that it is a member of the NASD and that it and its employees and representatives have all required licenses and registrations to act under this Agreement.

          The Dealer Manager agrees to be bound by the terms of the Escrow Agreement executed as of ________________, 1997, by NationsBank of Georgia, N.A., as escrow agent, the Dealer Manager and the Company, a copy of which is enclosed.

          3.2 Promptly after the effective date of the Registration Statement, the Dealer Manager and the Dealers shall commence the offering of the Shares for cash to the public in jurisdictions in which the Shares are registered or qualified for sale or in which such offering is otherwise permitted. The Dealer Manager and the Dealers will suspend or terminate offering of the Shares upon request of the Company at any time and will resume offering the Shares upon subsequent request of the Company.

          3.3 Except as provided in the "Plan of Distribution" Section of the Prospectus, as compensation for the services rendered by the Dealer Manager, the Company agrees that it will pay to the Dealer Manager selling commissions in the amount of 7% of the gross proceeds of the Shares sold plus reimbursement of organization and offering expenses in the amount of 3% of the gross proceeds of the Shares sold. Notwithstanding the foregoing, no commissions, payments or amount whatsoever will be paid to the Dealer Manager under this Section 3.3 unless or until 125,000 Shares have been sold by the Dealer Manager and its Dealers (the "Minimum Offering"), or in connection with commissions payable with respect to sales made to residents of the States of New York and Pennsylvania, until 250,000 Shares (from all sources), have been sold. Until the Minimum Offering is obtained, investments will be held in escrow and, if the Minimum Offering is not obtained, will be returned to the investors in accordance with the Prospectus. The Company will not be liable or responsible to any Dealer for direct payment of commissions to such Dealer, it being the sole and exclusive responsibility of the Dealer Manager for payment of commissions to Dealers. Notwithstanding the above, at its discretion, the Company may act as agent of the Dealer Manager by making direct payment of commissions to such Dealers without incurring any liability therefor.

          3.4 The Dealer Manager represents and warrants to the Company and each person and firm that signs the Registration Statement that the information under the caption "Plan of Distribution" in the Prospectus and all other information furnished to the Company by the Dealer Manager in writing expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

          3.5 The Dealer Manager represents and warrants to the Company that it will not represent or imply that the escrow holder, as identified in the Prospectus, has investigated the desirability or advisability of investment in the Company, or has approved, endorsed or passed upon the merits of the Shares or the Company, nor will they use the name of said escrow holder in any manner whatsoever in connection with the offer or sale of the Shares other than by acknowledgment thus it has agreed to serve as escrow holder.

     4.  Indemnification
         ---------------

          4.1 The Company will indemnify and hold harmless the Dealers and the Dealer Manager, their officers and directors and each person, if any, who controls such Dealer or Dealer Manager within the meaning of Section 15 of the Securities Act from and against any losses, claims, damages or liabilities, joint or several, to which such Dealers or Dealer Manager, their officers and directors, or such controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained (i) in any Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereto or in the Prospectus or any amendment or supplement to the Prospectus or (ii) in any blue sky application or other document executed by the Company or on its behalf specifically for the purpose of qualifying any or all of the Shares for sale under the securities laws of any jurisdiction or based upon written information furnished by the Company under the securities laws thereof (any such application, document or information being hereinafter called a "Blue Sky Applications), or (b) the omission or alleged omission to state in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereof or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, if used prior to the effective date of the Registration Statement, or in the Prospectus or any amendment or supplement to the Prospectus or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each Dealer or Dealer Manager, its officers and each such controlling person for any legal or other expenses reasonably incurred by such Dealer or Dealer Manager, its officers and directors, or such controlling person in connection with investigating or defending such loss, claim, damage, liability or action; provided that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of, or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company or Dealer Manager by or on behalf of any Dealer or Dealer Manager specifically for use with reference to such Dealer or Dealer Manager in the preparation of the Registration Statement or any such post-effective amendment thereof, any such Blue Sky Application or any such preliminary prospectus or the Prospectus or any such amendment thereof or supplement thereto; and further provided that the

Company will not be liable in any such case if it is determined that such Dealer or Dealer Manager was at fault in connection with the loss, claim, damage, liability or action.

          4.2 The Dealer Manager will indemnify and hold harmless the Company and each person or firm which has signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, from and against any losses, claims, damages or liabilities to which any of the aforesaid parties may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement of a material fact contained (i) in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereof or (ii) any Blue Sky Application, or (b) the omission to state in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereof or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading, or
(c) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, if used prior to the effective date of the Registration Statement, or in the Prospectus, or in any amendment or supplement to the Prospectus or the omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein in the light of the circumstances under which they were made not misleading in each case to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Dealer Manager specifically for use with reference to the Dealer Manager in the preparation of the Registration Statement or any such post-effective amendments thereof or any such Blue Sky Application or any such preliminary prospectus or the Prospectus or any such amendment thereof or supplement thereto, or (d) any unauthorized use of sales materials or use of unauthorized verbal representations concerning the Shares by the Dealer Manager and will reimburse the aforesaid parties, in connection with investigation or defending such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Dealer Manager may otherwise have.

          4.3 Each Dealer severally will indemnify and hold harmless the Company, Dealer Manager and each of their directors (including any persons named in any of the Registration Statements with his consent, as about to become a director), each of their officers who has signed any of the Registration Statements and each person, if any, who controls the Company and the Dealer Manager within the meaning of Section 15 of the Securities Act from and against any losses, claims, damages or liabilities to which the Company, the Dealer Manager, any such director or officer, or controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon
(a) any untrue statement or alleged untrue statement of a material fact contained (i) in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereof or (ii) in any Blue Sky Application, or (b) the omission or alleged omission to state in the Registration Statement (including the Prospectus as a part thereof or any post-effective amendment thereof or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, if used prior to the effective date of the Registration Statement, or in the Prospectus, or in any amendment or supplement to the Prospectus or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or the Dealer Manager by or on behalf of such Dealer specifically for use with reference to such Dealer in the preparation of the Registration Statement or any such post-effective amendments thereof or any such Blue Sky Application or any such preliminary prospectus or the Prospectus or any such amendment thereof or supplement thereto, or (d) any unauthorized use of sales materials or use of unauthorized verbal representations concerning the Shares by such Dealer and will reimburse the Company and the Dealer Manager and any such directors or officers, or controlling person, in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which such Dealer may otherwise have.

          4.4 Promptly after receipt by an indemnified party under this Section 4 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this
Section 4, notify in writing the indemnifying party of the commencement thereof and the omission so to notify the indemnifying party will relieve it from any liability under this Section 4 as to the particular item for which indemnification is then being sought, but not from any other liability which it may have to any indemnified party. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses (subject to Section 4.5) incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party.

          4.5 The indemnifying party shall pay all legal fees and expenses of the indemnified party in the defense of such claims or actions; provided, however, that the indemnifying party shall not be obliged to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party. If such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm that has been selected by a majority of the indemnified parties against which such action is finally brought; and in the event a majority of such indemnified parties is unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.

          4.6 The indemnity agreements contained in this Section 4 shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of any Dealer, or any person controlling any Dealer or by or on behalf of the Company, the Dealer Manager or any officer or director thereof, or by or on behalf of the Company or the Dealer Manager, (b) delivery of any Shares and payment therefor, and (c) any termination of this Agreement. A successor of any Dealer or of any of the parties to this Agreement, as the case may be, shall be entitled to the benefits of the indemnity agreements contained in this
Section 4.

     5.  Survival of Provisions
         ----------------------

     The respective agreements, representations and warranties of the Company and the Dealer Manager set forth in this Agreement shall remain operative and in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of the Dealer Manager or any Dealer or any person controlling the Dealer Manager or any Dealer or by or on behalf of the Company or any person controlling the Company, and (c) the acceptance of any payment for the Shares.

     6.  Applicable Law
         --------------

     This Agreement was executed and delivered in, and its validity, interpretation and construction shall be governed by the laws of, the State of Georgia.

     7.  Counterparts
         ------------

     This Agreement may be executed in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same Agreement.

     8.  Successors and Amendment
         ------------------------

          8.1 This Agreement shall inure to the benefit of and be binding upon the Dealer Manager and the Company and their respective successors. Nothing in this Agreement is intended or shall be construed to give to any other person any right, remedy or claim, except as otherwise specifically provided herein. This Agreement shall inure to the benefit of the Dealers to the extent set forth in Sections I and 4 hereof.

          8.2 This Agreement may be amended by the written agreement of the Dealer Manager and the Company.

     9.  Term
         ----

     Any party to this Agreement shall have the right to terminate this Agreement on 60 days' written notice.

     10.  Confirmation
          ------------

     The Company hereby agrees and assumes the duty to confirm on its behalf and on behalf of dealers or brokers who sell the Shares all orders for purchase of Shares accepted by the Company. Such confirmations will comply with the rules of the SEC and the NASD, and will comply with applicable laws of such other jurisdictions to the extent the Company is advised of such laws in writing by the Dealer Manager.

     11.  Suitability Investors
          ---------------------

     The Dealer Manager will offer Shares, and in its agreements with Dealers will require that the Dealers offer Shares, only to persons who meet the financial qualifications set forth in the Prospectus or in any suitability letter or memorandum sent to it by the Company and will only make offers to persons in the states in which it is advised in writing that the Shares are qualified for sale or that such qualification is not required. In offering Shares, the Dealer Manager will, and in its agreements with Dealers the Dealer Manager will require that the Dealer comply with the provisions of Appendix IFS of the Rules of Fair Practice set forth in the NASD Manual, attached hereto as Attachment No. 1, as well as all other applicable rules and regulations relating to suitability of investors, including without limitation, the provisions of
Article III.C. of the Statement of Policy Regarding Real Estate Programs of the North American Securities Administrators Association, Inc.

     12.  Submission of Orders
          --------------------

          12.1 Those persons who purchase Shares will be instructed by the Dealer Manager or the Dealer to make their checks payable to an escrow agent for the Company, whenever appropriate, or to the Company after the Minimum Offering has been achieved. The Dealer Manager and any Dealer receiving a check not conforming to the foregoing instructions shall return such check directly to such subscriber not later than the end of the next business day following its receipt. Checks received by the Dealer Manager or Dealer which conform to the foregoing instructions shall be transmitted for deposit pursuant to one of the methods described in this Section 12. Transmittal of received investor funds will be made in accordance with the following procedures.

          12.2 Where, pursuant to a Dealer's internal supervisory procedures, internal supervisory review is conducted at the same location at which subscription documents and checks are received from subscribers, checks will be transmitted in care of the Dealer Manager by the end of the next business day following receipt by the Dealer for deposit to an escrow agent, where appropriate, or to the Company after the Minimum Offering has been achieved.

          12.3 Where, pursuant to a Dealer's internal supervisory procedures, final internal supervisory review is conducted at a different location, checks will be transmitted by the end of the next business day following receipt by the Dealer to the office of the Dealer conducting such final internal supervisory review (the "Final Review Offices).. The Final Review Office will in turn by the end of the next business day following receipt by the Final Review

Office, transmit such checks in care of the Dealer Manager for deposit to an escrow agent, where appropriate, or to the Company after the Minimum Offering has been achieved.

          12.4 Where the Dealer Manager is involved in the distribution process, checks will be transmitted by the Dealer Manager for deposit to the escrow agent, where applicable, or to the Company after the Minimum Offering has been achieved, as soon as practicable, but in any event by the end of the second business day following receipt by the Dealer Manager. Checks of rejected subscribers will be promptly returned to such subscribers.

     If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us as of the date first above written.

                         Very truly yours,

                         WELLS REAL ESTATE INVESTMENT TRUST, INC.


                         By:
                             --------------------------------------------------


Accepted and agreed as of the
date first above written.

WELLS INVESTMENT SECURITIES, INC.


By: /s/ Leo F. Wells, III
    -----------------------------
     Leo F. Wells, III
     President

                               ATTACHMENT NO. 1

                                 APPENDIX "F"
                                 ------------

Sec. 3

Suitability

     (a) A member or person associated with a member shall not underwrite or participate in a public offering of a direct participation program unless standards of suitability have been established by the program for participants therein and such standards are fully disclosed in the prospectus and are consistent with the provisions of subsection (b) of this section.

     (b) In recommending to a participant the purchase, sale or exchange of an interest in a direct participation program, a member or person associated with a member shall:

          (1) have reasonable grounds to believe, on the basis of information obtained from the participant concerning his investment objectives, other investments, financial situation and needs, and any other information known by the member or associated person, that:

              (i) the participant is or will be in a financial position appropriate to enable him to realize to a significant extent the benefits described in the prospectus, including the tax benefits where they are a significant aspect of the program;

              (ii) the participant has a fair market net worth sufficient to sustain the risks inherent in the program, including loss of investment and lack of liquidity; and

              (iii) the program is otherwise suitable for the participant; and

          (2) maintain in the files of the member documents disclosing the basis upon which the determination of suitability was reached as to each participant.

     (c) Subsections 3(a) and 3(b) shall not apply to:

          (1) a secondary public offering of or a secondary market transaction in a Share, depositary receipt, or other interest in a direct participation program for which quotations are displayed on the NASDAQ System or which is listed on a registered national securities exchange, or

          (2) an initial public offering of a Share, depositary receipt or other interest in a direct participation program for which an application for inclusion on the NASDAQ System or listing on a registered national securities exchange has been approved by NASDAQ or such exchange and the applicant makes a good faith representation that it believes such inclusion on NASDAQ or listing on an exchange will occur within a reasonable period of time following the formation of the program.

     (d) Notwithstanding the provisions of subsections (a) and (b) hereof, no member shall execute any transaction in a direct participation program in a discretionary account without prior written approval of the transaction by the customer.

Sec. 4

Disclosure

     (a) Prior to participating in a public offering of a direct participation program, a member or person associated with a member shall have reasonable grounds to believe, based on information made available to him by the sponsor through a prospectus or other materials, that all material facts are adequately and accurately disclosed and provide a basis for evaluating the program.

     (b) In determining the adequacy of disclosed facts pursuant to subsection
(a) hereof, a member or person associated with a member shall obtain information on material facts relating at a minimum to the following, if relevant in view of the nature of the program:

          (1)  items of compensation;

          (2)  physical properties;

          (3)  tax aspects;

          (4) financial stability and experience of the sponsor;

          (5) the program's conflicts and risk factors; and

          (6) appraisals and other pertinent reports.

     (c) For purposes of subsections (a) or (b) hereof, a member or person associated with a member may rely upon the results of an inquiry conducted by another member or members, provided that:

          (1) the member or person associated with a member has reasonable grounds to believe was conducted with due care;

          (2) the results of the inquiry were provided to the member or person associated with a member with the consent of the member or members conducting or directing the inquiry; and

          (3) no member that participated in the inquiry is a sponsor of the program or an affiliate

     (d) Prior to executing a purchase transaction in a direct participation program, a member or person associated with a member shall inform the prospective participant of all pertinent facts relating to the liquidity and marketability of the program during the term of the investment; provided, however, that this subsection shall not apply to an initial or secondary public offering of or a secondary market transaction in a Share, depositary receipt or other interest in a direct participation program which complies with subsection 3(c).

     We have read the foregoing Agreement and we hereby accept and agree to the terms and conditions therein set forth. We hereby represent that the list below of jurisdictions in which we are registered or licensed as a broker or dealer and are fully authorized to sell securities is true and correct, and we agree to advise you of any change in such list during the term of this Agreement.

1.   Identity of Dealer:

Name:
      -------------------------------------------------------------------------
Type of entity:
                ---------------------------------------------------------------
                (to be completed by Dealer)
                (corporation, Company or proprietorship)

Organized in the State of
                          -----------------------------------------------------
                          (to be completed by Dealer)       (State)

Licensed as broker-dealer in the following states:
                                                   ----------------------------
                                                   (to be completed by Dealer)

Tax I.D. #
          ---------------------------------------------------------------------

2.   Person to receive notice pursuant to Section XI.

Name:
      -------------------------------------------------------------------------
Company:
         ----------------------------------------------------------------------
Address:
         ----------------------------------------------------------------------
City, State and Zip Code:
                          -----------------------------------------------------
Telephone No. :(    )
                ---- ----------------------------------------------------------

AGREED TO AND ACCEPTED BY THE DEALER:


------------------------------------
         (Dealer's Firm Name)

By:
    --------------------------------
              Signature

Title:
       -----------------------------

                                       14